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                                                                   Exhibit 10(w)


                             CERNER CORPORATION 2001
     LONG-TERM INCENTIVE PLAN F NONQUALIFIED STOCK OPTION DIRECTOR AGREEMENT


(Continued from the "Front" of this certificate)

WITNESSETH: WHEREAS, the Plan F Stock Option Committee of the Board of Directors of the Company (the "Committee") has determined that the Optionee is eligible to receive an option to purchase shares of common stock of the Company under the Company's 2001 Long-Term Incentive Plan F (the "Plan"); NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the parties hereto do hereby agree as follows:

1. INCORPORATION OF THE PLAN. A copy of the Plan is incorporated herein by reference and all of the terms, conditions and provisions contained therein shall be deemed to be contained in this Agreement.

2. GRANT OF OPTION. Pursuant to the authorization of the Committee, and subject to the terms, conditions and provisions contained in this Agreement, the Company hereby grants to the Optionee an option (the "Option") to purchase from the Company all or any part of an aggregate number of shares of Company common stock designated as "Option Shares" on the other side hereof ("Front") at a price per share equal to the Exercise Price on the Front. The date written on the Front shall be deemed to be the Granting Date of this Option.

3. TERM OF OPTION. The Optionee may purchase all or any portion of the shares subject to each installment listed in the Vesting Schedule on the Front hereof at any time on or after the Exercise Dates listed therein and before the Expiration Date (or any earlier termination date).

This Option shall expire with respect to all shares of Company common stock subject hereto ten (10) years from the Granting Date (the "Expiration Date"), unless it shall be terminated at an earlier date in accordance with this Agreement.

Except as specifically set forth below, this Option shall expire as to all Option Shares that are not yet vested or which are vested but not yet exercised as of the date ninety (90) calendar days after termination of the Optionee's position as a Director on the Board of Directors of the Company (the "Board"). In the event such position is terminated by reason of the Optionee's death or disability the Optionee, or Optionee's estate, shall have one (1) year following such date of death or disability to exercise this Option as to the number of Option shares vested and exercisable or becoming vested within ninety (90) calendar days of such date of death or disability. In the event such Optionee is removed from the Board for cause, pursuant to the Company's Bylaws, then all vested and unvested Option shares shall expire immediately upon removal of Optionee from the Board. In the event Optionee has assigned this Option, once vested, to First Hand Foundation, a Missouri nonprofit corporation, then such Option to purchase shall expire two (2) years from the date of the assignment.

In the event of (i) a dissolution or liquidation of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a re-incorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Options granted under this Agreement are assumed, converted or replaced by the successor corporation),
(iii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (iv) the sale of substantially all of the assets of the Company, or (v) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction,
(i) through (v) being considered a "Change of Control"), the Options will become exercisable in full immediately prior to the consummation of such transaction (provided, however, that no acceleration shall occur if the Optionee is part of the group that is attempting to initiate any of the transactions described in this Paragraph 3)and shall expire on the Expiration Date.

4. EXERCISE OF OPTION. This Option may be exercised by Optionee delivering to the Company a written notice of exercise along with a payment in the amount of the Exercise Price for such shares plus the amount of any applicable federal, state, or local taxes to be withheld and remitted by the Company in connection with such exercise. The payment for the Exercise Price for the shares may be made: (a) In cash, or (b) by delivery to the Company of that number of shares of Cerner common stock having a fair market value on the date of exercise equal to the sum of the exercise price of the options to be exercised, as long as the shares delivered have been held by the Optionee for at least six (6) months. Payment for any applicable federal, state, or local taxes must be made in cash.

5. INVESTMENT PURPOSE. By accepting this Option, the Optionee agrees that any and all shares of stock purchased upon the exercise of this Option will be purchased for investment purposes, and not with a view to any distribution thereof, and that each notice of the exercise of any portion of this Option shall be accompanied by a representation in writing signed by the Optionee (or by the person or persons entitled to exercise the Option in the event of the death of the Optionee) that the shares of stock are being purchased in good faith for personal investment purposes, and not with a view to any distribution thereof.

When a registration statement filed with the Securities and Exchange Commission regarding the shares of common stock subject to this option agreement (the "Registration Statement") becomes effective, the investment representation contained in this section will no longer be applicable.

6. STOCK RESTRICTIONS. Until such time as the Registration Statement becomes effective, the Optionee further agrees that: (a) Each stock certificate issued pursuant to the exercise of the Option granted hereby shall bear a legend to the effect that the shares represented thereby have not been registered under the Securities Act of 1933, and may not be transferred except in accordance with the provisions of this Agreement.

(b) The shares of the stock acquired upon the exercise of this Option may be transferred, in whole or in part, only if in the opinion of counsel for the Company such proposed transfer may be effected without registration under the Securities Act of 1933 and appropriate state securities laws or such registration has been effected. Prior to the transfer of any such shares the holder thereof shall furnish the Company written notice of the intention to effect such transfer, which notice shall include the manner and circumstances of the proposed transfer and such other matters as the Company may request. The Optionee shall promptly comply with any request by the Company for information concerning any disposition by the Optionee of any shares acquired pursuant to this Option which the Company may need in connection with an income tax return or any other return or report which it may be required to file with any governmental agency.

7. NOTICES. Any notices or other communications required or allowed to be made or given to the Company under the terms of this Agreement shall be addressed to the Company in care of its President at its offices at 2800 Rockcreek Parkway, North Kansas City, Missouri 64117, and any notice to be given to the Optionee shall be addressed to the Optionee at the Optionee's addressset forth on the Front of this Agreement. Either party hereto may from time to time change the address to which notices are to be sent to such party by giving written notice of such change to the other party. Any notice hereunder shall be deemed to have been duly given five business days after registered and deposited, postage and registry fee prepaid, in a post office regularly maintained by the United States Government.

8. BINDING EFFECT AND ASSIGNMENT. This Agreement shall bind the parties hereto but shall not be assignable by Optionee without the express written consent of Company, except that Optionee shall have the right to assign this Option, once vested, to First Hand Foundation, a Missouri nonprofit corporation, anytime during Optionee's service as a Director of the Company or within ninety (90) days of Optionee's termination as a Director of the Company, provided the Option has not terminated prior to such assignment. The Company will maintain records of all stock option grants and exercises. In the event this Agreement and such records do not agree, such records shall control.

9. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Missouri.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on the Front by its officers hereunto duly authorized and its corporate seal to be hereunto affixed, and the Optionee has hereunto set hand on the Front as of the day and year written on the Front.